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The attached research report about SuperGen, Inc. (“SuperGen” or the “Company”) was generated by Edison Investment Research Limited (“Edison”) and includes information relating to the proposed acquisition of Astex Therapeutics Ltd. (“Astex”) by SuperGen pursuant to the terms of an Implementation Agreement, dated as of April 6, 2011.  SuperGen has entered into a paid service agreement with Edison to provide equity research services, but all opinions expressed within the report are those of the Edison research analyst.

Review

Edison investment research

21 April 2011

SuperGen

Year End	Revenue ($m)	PBT* ($m)	EPS* (c)	DPS (c)	P/E (x)	Yield (%)
12/09	41.3	6.1	11.8	0.0	22.4	N/A
12/10	53.0	17.6	28.2	0.0	9.4	N/A
12/11e	N/A	N/A	N/A	0.0	N/A	N/A
12/12e	N/A	N/A	N/A	0.0	N/A	N/A

Note: *PBT and EPS are normalised, excluding goodwill amortisation, share-based payments and exceptional items.

Investment summary: Merger with Astex

The proposed merger of SuperGen and Astex Therapeutics should create a new US-UK small-molecule drug discovery and development company with a primary focus on oncology. The new company – to be called Astex Pharmaceuticals – will have seven clinical development programmes, with five in Phase I/II or II studies. Under a definitive merger agreement, SuperGen will acquire Astex for the equivalent of c $150m in stock and cash, including a deferred element. Completion remains subject to shareholder and regulatory approval and is expected in early July.

Astex Pharmaceuticals – deals with majors

Astex Pharmaceuticals will inherit seven important agreements with five major pharmaceutical companies (Eisai, J&J, AstraZeneca, Novartis and GSK), which collectively have nearly $2bn in potential milestones payable.

Three compounds in proof-of-concept studies

Astex will have five internal development programmes, four of which are or will be in proof-of-concept studies (AT13387 in GIST, AT519 in multiple myeloma, amuvatinib in small cell lung cancer and SGI-110 in MDS/AML) that are all due to read-out in 2012. These could provide important stock price catalysts.

Financials: Cash of $120m at inception

From its inception, the new company should be well financed with at least $120m of cash, a royalty stream from Dacogen in excess of $52m/year and potential near-term milestone income of c $15m/year. As a result, Astex Pharmaceuticals expects to be able to support its internal R&D programmes, while remaining broadly cash neutral.

Valuation

Astex Pharmaceuticals will have a *pro forma* market capitalisation of $241m at the current share price (assuming 92m shares in issue); hence an EV of c $126m. Edison will publish a valuation of the new company on completion of the deal.

Price	$2.64
Market cap	$241m*

Share price graph


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J J A S O N D J F M A

Share details

Code	SUPG
Listing	NASDAQ
Sector	Biotech
Shares in issue	92m*

** Post acquisition (excl 10m options).*

Price

	High	Low
52-week	$3.20	$1.70

Balance sheet as at 31 December 2010*

Debt/equity (%)	N/A
NAV per share ($)	1.89
Net cash ($m)	115.2

** SuperGen financials.*

Business

SuperGen is to merge with Astex Therapeutics to create a new US-UK oncology-focused drug discovery and development company, to be called Astex Pharmaceuticals. Completion, subject to shareholder and regulatory approval, is expected in July.

Valuation

	2009	2010	2011e
P/E relative	140%	60%	N/A
P/CF	30.8	8.9	N/A
EV/Sales	1.4	0.9	N/A
ROE	7%	14%	N/A

Revenues by geography

UK	Europe	US	Other
0%	0%	100%	0%

Analyst

Robin Davison +44 (0)20 3077 5737

healthcare@edisoninvestmentresearch.co.uk

SuperGen is a research client of Edison Investment Research Limited

2 | Edison Investment Research | Review | SuperGen | 21 April 2011

Investment summary: SuperGen-Astex merger

Company description: US-UK cancer drug developer

SuperGen's proposed merger with Astex Therapeutics should create a new US-UK small molecule drug discovery and development company with a primary focus on oncology. The new company, to be called Astex Pharmaceuticals (NASDAQ:ASTX), will have seven clinical stage programmes, three of which are partnered (including one approved product) – see Exhibit 1. Astex Pharmaceuticals will have a total of 181 employees in Dublin (California), Salt Lake City (Utah) and Cambridge (UK). It will have two proprietary drug discovery technologies: CLIMB for *in silico* modelling of difficult or previously unknown targets and Pyramid for fragment-based screening.

Exhibit 1: Astex Pharmaceuticals R&D pipeline summary (clinical programmes)

Compound	Indication	Stage	Notes
Dacogen (decitabine)	MDS/AML	Approved/ pre-reg	US/EU Filing for elderly pts with AML due in 2011. Licensed to **Eisai** and **J&J**.
AT13387	GIST	Phase II	
AT7519	MM	Phase I/II	**Novartis** holds option.
AT9283	MM	Phase II	
amuvatinib	SCLC	Phase II	Phase II due to start shortly.
SGI-110	MDS/AML	Phase I/II	**Eisai** has right of first offer.
LEE011	Solid tumours	Phase I	Partnered with **Novartis**.
AZD5363	Solid tumours	Phase I	Partnered with **AstraZeneca**.

Source: Edison Investment Research

Valuation

Astex Pharmaceuticals will have a *pro forma* market capitalisation of $241m at the current share price (based on 92m shares in issue post completion). It expects to have at least $120m in cash at closing of the deal, hence an EV of c $126m. Edison will publish a new valuation on completion.

Sensitivities

The proposed Astex Pharmaceuticals will be subject to the risks typically associated with biotech company drug development, including the possibility of unfavourable outcomes in clinical trials, success of competitors and commercial decisions by partners and potential partners. However, its funding risks should be lower than is typical for similar-sized biotech companies, as its strong financial position should allow funding of internal R&D from existing cash flows. The new company will be exposed to certain specific sensitivities, including the expiry of regulatory exclusivity on Dacogen in the US at the end of 2013, the outcome of regulatory filings for Dacogen in AML, and the expiry of the US exclusivity on the competitor product Vidaza in 2011. We note that both SuperGen and Astex Therapeutics have conducted their due diligence on each other in connection with the proposed transaction and have obtained an independent fairness opinion. The merger remains also subject to shareholder (both SuperGen and Astex) approval and regulatory consent. Former Astex Therapeutics shareholders will be subject to certain lock-in arrangements, but may wish to exit their investment over time thereafter.

Financials

Astex Pharmaceuticals expects to have at least $120m of cash on completion. SuperGen management guides royalty income from Dacogen of $52-55m in 2011. Astex reported revenues of £9m in 2010 and expects milestone revenue of up to £10.8m (c $15m) in 2011.

3 | Edison Investment Research | Review | SuperGen | 21 April 2011

Outlook: Merger to form new oncology firm

SuperGen is to merge with Astex Therapeutics to create a new US-UK small-molecule drug discovery and development company, principally focused on oncology. Under a definitive merger agreement[1], SuperGen will acquire Astex, a UK private biotech company, for c $150m in stock and cash (including $30m in deferred payments). Astex shareholders will receive $25m in cash up front, 35% of the enlarged equity (worth c $90m) and a further $30m in deferred payments (in either cash or stock) over 30 months. The transaction, which remains subject to shareholder and regulatory approval, is expected to close in July.

The new company will be called Astex Pharmaceuticals and will trade on NASDAQ (ticker: ASTX). It will have seven important agreements with five major pharmaceutical companies (Eisai, J&J, AstraZeneca, Novartis and GSK) which collectively have nearly $2bn in potential milestones payable. It will also have an internal R&D pipeline with five compounds in clinical development and six preclinical research programmes.

Astex Pharmaceuticals should be well financed with c $120m of cash, a royalty stream from Dacogen in excess of $52m/year and potential milestones of c $15m/year. As a result, the new Astex Pharmaceuticals expects to be able to support its internal R&D programmes, while remaining broadly cash neutral in the near term. A profile of the two companies is shown in Exhibit 2 and the R&D (partnered, internal clinical and research) programmes are shown in Exhibits 3-5, overleaf.

Exhibit 2: SuperGen/Astex Pharmaceuticals profile

	SuperGen	Astex
Financials	2010 revenue $52.9m. 2011 revenue guidance: $52-55m. R&D expenditure of $28.3m in 2010 (2011 guidance: $29-32m).	2010 revenue: £9.0m, operating costs £16.3m (inc R&D expenditure of £13.3m. Potential 2011 milestone revenue £10.8m.
Locations	Dublin, California and Salt Lake City, Utah. 97 employees (expected 111 by year end).	Cambridge, UK. 84 employees.
R&D pipeline	One approved product (Dacogen); two clinical stage products (amuvatinib and SGI-110).	Three Phase II programmes (AT13387, AT7519, AT9283) and two Phase I (LEE011, AZD5363), both partnered.
Agreements (clinical stage)	• **Eisai:** licensing deal for Dacogen. 20%-30% royalty on global sales; $17.5m milestones remain payable from regulatory approvals in EU and Asia. **J&J** is sub-licensee outside North America.	• **Novartis:** licensing deal for LEE011; option to AT7519. R&D and milestones (£275m), royalties. • **AstraZeneca**: licensing deal for AZD5363 (Phase I) and BACE (preclinical). R&D funding, milestones (up to £150m) and up to double-digit royalties.
Research agreements (preclinical)	• **GSK:** research agreement with option to license up to four compounds with epigenetic mechanisms. $250m of R&D milestones, $125m post-approval plus royalties on sales. Up to $80m of near-term, non-clinical milestones from initial option exercise.	• **J&J.** FGFr inhibitor and two undisclosed oncology targets. Deal value >£270m; royalties and US co-promote option. • **GSK.** Multiple targets. Deal value >£300m; near-term, non-clinical milestones ~£37m plus royalties.
Technology	CLIMB drug discovery technology comprising a suite of tools for *in silico* modelling of difficult or previously unknown targets with screening of chemistries based on activity, selectivity, and physical properties of effective drugs. Expertise in developing drugs with epigenetic mechanisms.	Pyramid structure-based drug discovery technology comprising a range of high-throughput biophysical and computational techniques used to characterise interactions of very low MW compounds (fragments) with target proteins. Fragments then optimised into lead compounds using iterative medicinal chemistry-guided and informed by structure-based design.
Prior research agreements/other activities	Orathecin (rubitecan), licensed from Stehlin Foundation, was the subject of three Phase III studies but did not obtain approval.	Completed structural biology research agreements with AstraZeneca, Astellas Pharma, Mitsubishi Tanabe and Sanofi-Aventis.
History	Founded in 1991. Completed IPO on NASDAQ in 1996. Originally acquired, developed and sold pharmaceuticals. Adopted new strategy in 2006 with the acquisition of Montigen and disposal of commercial franchise.	Founded in 1999. Raised £82m in equity (£50m from VCs, £32m from partners), £66m from milestones and £14m from UK R&D tax credits.

Source: Edison Investment Research

[1] The merger agreement is filed with the SEC; see link.

4 | Edison Investment Research | Review | SuperGen | 21 April 2011

Exhibit 3: Partnered programmes

Product	Partner (s)	Mechanism	Notes
Dacogen (decitabine)	**Eisai**. Sublicensed to **Johnson &Johnson** (ex N. America)	DNMT inhibitor	Approved for myelodysplastic syndromes (MDS) in the US and 29 other countries for (not in EU or Japan). Due to be filed this year for elderly pts with AML (US/EU), based on Phase III study which showed a trend in OS and positive outcomes on secondary endpoints, for which data are expected to be presented at a major medical meeting (possibly at ASCO or ASH). Multiple studies underway (mostly investigator sponsored) for various indications alone and with chemotherapy.
LEE011	**Novartis**	CDK4 inhibitor	60-pt Phase I study in advanced solid tumours or lymphoma (results: April 2012). See link to Novartis website.
AZD5363	**AstraZeneca**	PKB/AKT inhibitor	84-pt Phase I study in advanced solid tumours (results: July 2012). Collaboration with Institute of Cancer Research and Cancer Research Technology (UK).
FGFr	**J&J**	FGFR1 inhibitor	Preclinical. Discovery obligations complete.
BACE	**AstraZeneca**	BACE inhibitor	Preclinical. Lead candidate selected. Discovery obligations complete.
Epigenetics	**GSK**	Epigenetic targets	Preclinical. Ongoing research programme with option to license covering up to four compounds based on two different structures (each with a back-up).

Source: Edison Investment Research

Exhibit 4: Internal development programmes (late preclinical/clinical stage)

Product	Indication(s)	Mechanism	Notes
AT13387	Gastro-intestinal stromal tumour	Hsp90 inhibitor	36-pt Phase II study alone/in combination with imatinib in refractory GIST (results: Sept 2012). 60-pt Phase I study as monotherapy in metastatic solid tumours investigating two different dosing regimes (results: March 2011); NCI-sponsored 37-pt Phase I study in solid tumours (results: April 2012). Planned multiple Phase II studies in breast, lung, myeloma, MPS, interim data from Phase I study in refractory solid tumours presented at ASCO 2010 show SD in 5/21 (24%) of pts for > 2 cycles and 2/21 pts (10%) for at least 6 mths (poster). Currently IV but has potential for oral delivery. Supported by a CRADA with the US NCI.
AT7519	Multiple myeloma	CDK (1 and 2) inhibitor	54-pt Phase I/II study alone/in combination with bortezomib in previously-treated MM (results: October 2012). NCIC-sponsored 30-pt Phase I study in advanced or metastatic solid tumours or refractory NHL (results: Oct 2011). Phase II trials planned by NCIC in CLL and relapsed Mantle cell lymphoma. 28-pt Phase I in solid tumours shows 4 SDs for >6 mths and one prolonged PR. Mahadevan *et al.* Ann Oncol. 2011 Feb 16. Supported by Multiple Myeloma Research Foundation. and NCIC. **Novartis** holds option.
AT9283	Multiple myeloma	Aurora (A/B)/JAK2 inhibitor (also Abl)	NCIC-sponsored 30-pt Phase II study in relapsed/refractory MM (results: June 2013). Phase I/II in leukaemia, Phase I in solid tumours suspended. Papers at ASH 2010 show synergistic effect with lenalidomide in multiple myeloma model and activity in an aggressive B-Cell NHL model in combination with docetaxel.
amuvatinib (MP-470)	Small cell lung cancer	DNA repair suppressor/TK inhibitor (mutant c-Kit, PDGFRα, and c-Met).	50-pt (21+29 pt) Phase II study (ESCAPE) in SCLC refractory to, or relapsed on, platinum/etoposide (due to start Q2, results H2 2012). A 100-pt Phase Ib study of amuvatinib in combination with various standard-of-care chemotherapy regimens in solid tumours has been completed; final results have been submitted for presentation at ASCO 2011. Interim data were presented at AACR 2010 and other conferences. Of the13 evaluable pts with SCLC/NE tumours included in this study 6 showed a PR and 6 SDs.
SGI-110	MDS/AML	DNMT inhibitor	86-pt Phase I/II study of two different regimen (daily x 5 of a 28-day course and weekly x 3 of a 28-day course) as sc injections (results: H2 2012). Study has a dose-escalation phase (c 30 pts) to determine the biologically effective dose (BED) or MTD, and a treatment phase (c 50 pts). The dose escalation stage will recruit IPSS intermediate-2 or high-risk MDS or AML pts who are refractory, relapsed, or unresponsive to standard treatment. Treatment-naive MDS subjects and treatment-naive AML subjects (with poorer prognosis) are allowed in the dose expansion stage. Funding and logistic support from the Stand-Up to Cancer Foundation's Epigenetics Dream Team. Potential for development in certain solid tumour indications. **Eisai** has the right of first offer.
AT13148	Oncology	AGC inhibitor	Late preclinical. Inhibitor of AGC kinases (PKB, ROCK II and PKA). Different chemical series from AZD5363. Could enter clinic in H2 2011.

Source: Edison Investment Research

Exhibit 5: Research programmes

Target	Indication	Notes
XIAP/cIAP	oncology	Mid/late lead optimisation.
PIM kinase	oncology	Back-up compounds following discontinuation of SGI-1776, after QTc safety signal seen in Phase I studies in prostate cancer and NHL.
Etk kinase	oncology	Preclinical. Paper at AACR-NCI-EORTC 2009.
Axl kinase	oncology	Paper at ASH 2009.
NS3 allosteric modulators	HCV	Candidate selection expected by end of 2011. Received £1m funding (Feb 2011) from Wellcome Trust, as second instalment of an £2m award.
RNaseH inbitor	HIV	Preclinical

Source: Edison Investment Research

5 | Edison Investment Research | Review | SuperGen | 21 April 2011 Clinical-stage programmes At its inception, the new Astex Pharmaceuticals will have five compounds in Phase I/II or II clinical development. Four of these programmes will be in proof-of-concept studies (AT13387, AT519, amuvatinib and SGI-110), which all render results in 2012 and could provide important stock price catalysts. A further two compounds are in development by partners. Selected competitors to these programmes are shown in Exhibits 6-10 (overleaf). AT13387 is one of around six HSP90 inhibitors in Phase II clinical development 2. The class is now led by Synta’s ganetespib by virtue of its initiation of a Phase II/III study in NSCLC. Astex believes AT13387 is differentiated by a sustained action (it suppresses client proteins for >7 days), but the compound has shown some ocular toxicity at its MTD (reversible grade 1 visual changes, including blurred vision, flashes and delayed light dark/accommodation occurring at day 11 or later). Similar issues have been seen with Novartis’s AUY922 but not ganetespib. However, Astex maintains that these are not as troublesome as is claimed and could demonstrate that the compound is achieving good penetration of the blood-brain barrier. AT7519 is a targeted inhibitor of the cyclin-dependent kinases and is one of two compounds in development for multiple myeloma. It is one of perhaps six compounds in this class in Phase II or later 3 Novartis has an option on AT7519 and has licensed Astex’s earlier CDK4 inhibitor LEE011, which is in Phase I studies. AT9283 is an aurora kinase (A/B) inhibitor with activity against bcr-Abl and JAK2 (which is independently emerging as attractive target for myelofibrosis and myeloproliferative disorders) and is the second programme for multiple myeloma. There are three compounds with this mechanism in Phase II, the lead being AstraZeneca’s barasertib, which is in a Phase II/III study for AML 4. Amuvatinib is a DNA-repair suppressor (Rad-51). It suppresses double DNA strand break repair through the inhibition of homologous recombination. This is a distinctive (and complementary) mechanism to PARP inhibitors, with which it could be considered to form the DNA-repair suppression class. SGI-110 is a novel second-generation hypomethylating agent, with a longer plasma half-life and dosing advantages in comparison with Dacogen (decitabine), of which it is a pro-drug. It has potential for once-weekly or daily subcutaneous dosing and has composition of matter IP. It is undergoing a Phase I/II study in MDS/AML and may be able to achieve fast registration in this indication. SGI-110 also has potential in certain solid tumour indications (eg melanoma and ovarian cancer). It is also the only novel compound in development with this mechanism to our knowledge. AZD5363, which is licensed to AstraZeneca, inhibits PKB (also known as Akt). There are three other Phase II compounds with this mechanism and several in Phase I 5. An earlier-stage compound, AT13148, also has this and other activities (ROCK II and PKA). SuperGen also has an unnamed Akt inhibitor in late preclinical development, which is could reach IND stage in 2011. 2 Five HSP90 inhibitors are in Phase I: HSP990 (Novartis), MPC-3100 (Myrexis), BIIB028 (Biogen) and IPI-493 (Infinity) and Debio0932/CUDC305 (Debiopharm/Curis). 3 Papers in Nature Drug Discovery and cancercommons review this field. 4 Three other aurora kinase inhibitors are in Phase I: AS703569 (Merck KGaA), AMG900 (Amgen), GSK1070916A (Cancer Research Campaign). 5 These include GSK2141795 (GSK) and GDC-0068 (Roche/Array).

6 | Edison Investment Research | Review | SuperGen | 21 April 2011

Exhibit 6: HSP90 inhibitors (Phase II or later)

Product	Company	Clinical stage / notes
Ganetespib/ STA-9090	Synta Pharma	C 840-pt (240 + 600) Phase II/III trial in second-line NSCLC. 13 ongoing Phase I/II studies (seven company-sponsored and six investigator-sponsored) including 55-pt Phase II study in GIST and 146-pt Phase II study in NSCLC. Other investigator studies expected this year.
IPI-504 (retaspimycin)	Infinity Pharma	58-pt Phase II in NSCLC (results: July 2012). 60-pt Phase II in advanced NSCLC showed activity (ASCO 2010). Results pending for completed 92-pt Phase II combination study with trastuzumab in HER2+ mBC. Earlier 195-pt Phase III in GIST terminated for safety reasons.
BIIB021 (CNF2024)	Biogen Idec	80-pt Phase IIa in HER-2+ mBC (results: May 2011) and 34-pt Phase I as single-agent in HER2-/ in combination with trastuzumab in HER2+ (results: April 2011). Considered non-core.
KW-2478	Kyowa Hakko Kirin	101-pt Phase I/II in combination with bortezomib in relapsed/refractory multiple myeloma (results: Aug 2012).
AUY922	Novartis/ Vernalis	120-pt Phase II study in second-line gastric cancer (result: July 2011); 125-pt Phase I/II study in advanced solid malignancies with mBC extension phase (results: December 2011); 55-pt Phase I/II in combination with trastuzumab in refractory HER2+ mBC (results: Aug 2013), and 90-pt Phase II in third-line NSCLC (result: July 2012). 70-pt Phase I/II study with bortezomib in MM completed.

Source: Edison Investment Research

Exhibit 7: CDK inhibitors (Phase II or later)

Product	Company	Development stage/notes
flavopiridol/ alvocidib	Sanofi-Aventis	165-pt Phase II study in previously-treated CLL or prolymphocytic leukemia arising from CLL (results: November 2011). Four NCI-sponsored Phase II studies. Possibly discontinued.
dinaciclib/ SCH 727965	Merck & Co	200-pt Phase II study in MCL or B-CLL (results: March 2011); 200-pt Phase II study in advanced breast/lung cancer (results: Nov 2011); three other academic-sponsored studies.
PD-0332991	Pfizer	225-pt Phase II study IN first-line HR+ advanced breast cancer (results: Jan 2014). Five smaller Phase II studies underway (liposarcoma, MM, glioblastoma, solid tumours and NSCLC).
P276-00	Piramal	140-pt Phase II study in metastatic TNBC (results: May 2012). 87-pt Phase II study in head/neck cancer; five other c 30-pt Phase II studies ongoing.
seliciclib	Cyclacel	75-pt Phase II study in nasopharyngeal cancer. 187-pt Phase IIb study in 3rd line NSCLC shows an increase in median overall survival (but not PFS).
PHA-848125Ac	Nerviano Medical	60-pt Phase II study in thymic carcinoma (results: May 2012); 35-pt Phase II in malignant thymoma (results: February 2013).

Source: Edison Investment Research

Exhibit 8: Aurora kinase inhibitors (Phase II or later)

Product	Company	Development stage/notes
Barasertib	AstraZeneca	417-pt Phase II/III study (SPARK-AML1) in AML (results: May 2014).
MLN8237	Takeda	273-pt Phase I/II study in solid tumours (results: December 2013); 190-pt Phase II study in refractory leukaemia (results: February 2016). 150-pt Phase I/II study in ovarian, fallopian tube or peritoneal cancer (results: June 2013). Other Phase II studies in MM and melanoma.
BI 811283	B Ingelheim	169-pt Phase II study in combination with cytarabine in AML.

Source: Edison Investment Research

Exhibit 9: DNA repair inhibitors (Phase II or later)

Product	Company	Development stage/notes
Iniparnib/ BSI-201/ SAR240550	Sanofi-Aventis	825-pt Phase III trial (ECLIPSE) in combination with gemcitabine/carboplatin in NSCLC (results 2012). Five Phase II studies including in platinum resistant ovarian, malignant glioma and triple megative breast cancer (TNBC)
Olaparib/ AZD-2281	AstraZeneca	Seven Phase II studies including 120-pt Phase II trial in gastric cancer; other studies in gastric and ovarian cancer and TNBC, including in combination with cediranib.
Veliparib /ABT-888	Abbott	12 Phase II studies in HCC, ovarian, CRC, cervical, GBM, solid tumours (combinations with temozolomide, cyclophosphamide and carboplatin.
BMN 673	Biomarin	70-pt Phase I/II study in advanced/recurrent solid tumours.
PF-01367338	Pfizer	135-pt Phase II study in TNBC; Phase II in advanced mBC.
CEP-9722	Cephalon	70-pt Phase I/II study in solid tumours.

Source: Edison Investment Research

Exhibit 10: AKT inhibitors (Phase II or later)

Product	Company	Development stage/notes
Perifosine	Keryx/Aeterna Zentaris/Yakult	450-pt Phase III study in multiple myeloma (results: Sept 2012); 430-pt Phase III trial in refractory advanced CRC (results: October 2011). Two open Phase II trials in CLL and MG.
MK-2206	Merck & Co	15 Phase I/II studies underway including a 70-pt study in NE tumours and 33-pt study in CRC (metastatic KRAS-wild-type, PIK3CA-mutated). Five other Phase I/II studies, including HER2+ breast and 81-pt combination study with the MEK inhibitor, AZD6244, in advanced/metastatic solid tumours.
RX-0201	Rexahn	35-pt Phase II study in metastatic pancreatic cancer (results: April 2011).

Source: Edison Investment Research

7 | Edison Investment Research | Review | SuperGen | 21 April 2011 Sensitivities The proposed Astex Pharmaceuticals will be subject to the risks typically associated with biotech company drug development, including the possibility of unfavourable outcomes in clinical trials, success of competitors and commercial decisions by partners and potential partners. However, its funding risks should be lower than is typical for similar-sized biotech companies, as its strong financial position means it can fund internal R&D from existing cash flows in the near term. The new company will be exposed to certain specific sensitivities, including the expiry of regulatory exclusivity on Dacogen in the US at the end of 2013, the outcome of regulatory filings for Dacogen in AML, and the expiry of the US exclusivity on the competitor product (Vidaza) in 2011. We note that both SuperGen and Astex Therapeutics have conducted their due diligence on each other in connection with the proposed transaction and have obtained an independent fairness opinion. The merger remains subject to shareholder approval (SuperGen requires 51% of shares to be voted in favour) and regulatory consent. Former Astex Therapeutics shareholders are subject to certain lock-in arrangements, but may wish to exit their investment over time thereafter. Valuation Astex Pharmaceuticals will have a pro forma market capitalisation of $241m at the current share price, based on 92m shares in issue (basic) post completion. The company expects to have cash of at least $120m at completion of the deal, hence an EV of c $126m. Edison will publish a valuation of the new company on completion of the deal. Financials SuperGen ended 2010 with $115m of cash. Management has guided royalty income 6 from Dacogen of $52-55m in 2011. Astex recorded revenue of £9.0m in 2010 (£9.9m in 2009), R&D expenditure of £13.3m (£10.9m), and administrative expenses of £3.0m (£2.9m). 7 Tangible assets were valued at £2.3m and the company held unrecognised tax losses of £26.5m. Astex expects milestone revenue of up to £10.8m (c $15m) in 2011, of which £4.3m has already been received. Astex has indicated potential milestones of £15.7m and £19.8m are achieveble in 2012 and 2013 respectively, based on conservative assumptions associated with its existing agreements, which should cover the planned deferred payments (if paid in cash) to former Astex shareholders. Astex Pharmaceuticals will inherit the obligation to pay the former Montigen stockholders a final payment of $6.8m in shares, on achievement of a regulatory milestone (approval of a product). In connection with the proposed merger, SuperGen has revised its operational guidance, which suggests one-off transaction costs of $2.5-$3m. The agreement contains certain termination rights for both SuperGen and Astex and provides that in certain specified circumstances, SuperGen must pay Astex a termination fee of $6m. Historic financials for SuperGen are shown in Exhibit 11. 6 The royalty rate begins at 20% on the first $50m of net sales and increases in 2.5% increments for each additional $50m in net sales up to 30% (ie on sales >$200m). 7 Source: 2010 accounts filed at UK companies house.

8 | Edison Investment Research | Review | SuperGen | 21 April 2011 Exhibit 11: SuperGen historical financials US $ '000s 2006 2007 2008 2009 2010 Year end 31 Dercember PROFIT & LOSS Revenue 38,083 22,954 38,422 41,253 52,972 Cost of sales (2,003) (221) 0 0 0 Gross profit 36,080 22,733 38,422 41,253 52,972 EBITDA 1,143 (7,910) (1,005) 6,658 18,336 Operating prof it (before GW and except.) 292 (8,885) (2,139) 5,426 17,136 Goodwill amortisation (2,097) (1,056) (426) (106) 0 Exceptionals (16,318) 23,710 (2,949) 595 750 Share-based payment (3,373) (4,269) (2,817) (2,750) (2,000) Opera ting prof i t (21,496) 9,500 (8,331) 3,165 15,886 Net interest 2,746 4,0172,193 686 426 Other 2,838 (25) (3,021) 0 0 Profit before tax (norm) 5,096 (4,893) (2,967) 6,112 17,562 Profit before tax ( reported) (15,912) 13,492 (9,159) 3,851 16,312 Tax (575) (411) 48 886 (326) Profit a f ter tax (norm) 4,521 (5,304) (2,919) 6,998 17,23 6 Profit a fter tax (reported) (16,48 7) 13,081 (9,111) 4,737 15,986 Average number of shares outstanding (m) 53.4 56.9 57.7 59.3 61.1 EPS - normalised (c) 8.5 (9.3) (5.1) 11.8 28.2 EPS - FRS 3 (c) (30.9) 23.0 (15.8) 8.0 26.2 Gross margin (%) 94.7% 99.0% 100.0% 100.0% 100.0% EBITDA margin (%) 3.0% N/A N/A N/A N/A Operating margin (before GW and except.) (%) 0.8% N/A N/A N/A N/A BALANCE SHEET Fixed as s ets 16,3 58 12,16 19,763 11,266 12,475 Intangible assets 1,689 1,263 837 731 731 Tangible assets 3,752 4,435 4,437 4,205 3,932 Restricted cash & marketable securities 10,222 5,955 3,98 45,825 7,258 Trade investment & others 695 508 505 505 554 Current as sets 71,688 88,287 88,002 99,251 116,593 Stocks 223 0 0 0 0 Debtors 2,020 129 0 0 0 Cash 67,704 87,430 86,695 97,197 115,223 Other 1,741 728 1,307 2,054 1,370 Current liabilities (21,276) (6,961) (6,916) (6,573) (6,048) Creditors (9,063) (6,361) (6,504) (5,771) (5,527) Other creditors 0 0 0 0 0 Short- term borrowings 0 0 0 0 0 Deferred income (12,213) (600) (412) (802) (521) Long- term liabilities (938) (832) (358) (1,9 58) (1,43 8) Long- term borrowings 0 0 0 0 0 Deferred income 0 0 0 0 0 Other long-term liabilities (938) (832) (358) (1,958) (1,438) Net as sets 65,832 92,65 90,491 101,986 121,58 2 CASH FLOW Operating cash f low 7,233 (5,79 9) (1,662) 5,09 2 18 ,09 2 Net interest 0 0 0 686 426 Tax (450) (48 0) (118) 886 (326) Capex (8 60) (1,658) (1,136) (98 9) (927) Purchase of intangibles 0 0 0 0 0 Acquisitions/disposals 4,702 23,400 1,602 500 0 Financing 7,465 3,771 142 5,000 100 Dividends 0 0 0 0 0 Other 0 0 0 0 0 Net cash flow 18 ,090 19,234 (1,172) 11,175 17,365 Opening net debt/(cash) (47,664) (67,704) (87,43 0) (86,695) (97,197) HP finance leases initiated 0 0 0 0 0 Other 1,950 492 437 (673) 661 Clos ing net debt/(cash) (67,704) (87,430) (86,695) (97,197) (115,223) Source: Edison Investment Research, SuperGen accounts Edison Investment Research Lincoln House, 296-302 High Holborn, London, WC1V 7JH . tel: +44 (0)20 3077 5700 . fax: +44 (0)20 3077 5750 . www.edisoninvestmentresearch.co.uk Registered in England, number 4794244. Edison Investment Research is authorised and regulated by the Financial Services Authority. EDISON INVESTMENT RESEARCH LIMITED Edison is Europe’s leading investment research company. It has won industry recognition, with awards in both the UK and internationally. The team of more than 65 includes over 35 analysts supported by a department of supervisory analysts, editors and assistants. Edison writes on more than 280 companies across every sector and works directly with corporates, investment banks, brokers and fund managers. Edison’s research is read by major institutional investors in the UK and abroad, as well as by the private client broker and international investor communities. Edison was founded in 2003 and is authorised and regulated by the Financial Services Authority (www.fsa.gov.uk/register/firmBasicDetails.do?sid=181584). DISCLAIMER Copyright 2011 Edison Investment Research Limited. All rights reserved. This report has been commissioned by SuperGen and prepared and issued by Edison Investment Research Limited for publication in the United Kingdom. All information used in the publication of this report has been compiled from publicly available sources that are believed to be reliable, however we do not guarantee the accuracy or completeness of this report. Opinions contained in this report represent those of the research department of Edison Investment Research Limited at the time of publication. The research in this document is intended for professional advisers in the United Kingdom for use in their roles as advisers. It is not intended for retail investors. This is not a solicitation or inducement to buy, sell, subscribe, or underwrite securities or units. This document is provided for information purposes only and should not be construed as an offer or solicitation for investment. 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In addition it may be difficult or not possible to buy, sell or obtain accurate information about the value of securities mentioned in this report. Past performance is not necessarily a guide to future performance.

Note on Forward Looking Statements

This report and other statements that SuperGen may make, including statements about the benefits of the transaction with Astex, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to SuperGen’s future financial or business performance, strategies or expectations.

Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions.

SuperGen cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change overtime. Forward-looking statements speak only as of the date they are made, and SuperGen assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in SuperGen’s reports filed with the Securities and Exchange Commission (the “SEC”) and those identified elsewhere in this conference call transcript, the following factors, among others, could cause actual result to differ materially from forward-looking statements or historical performance: 1) the success of drug development efforts; (2) our cash and prospective financial positions; (3) the achievement of regulatory approvals in the US and abroad; (4) the success of partnerships to develop and sell drugs in the US and abroad; (5) our ability to develop and commercialize new drugs; (6) the impact of increased competition; (7) the impact of future acquisitions or divestitures; (8) the adequacy of intellectual property protection; (9) the impact of legislative and regulatory actions and regulatory, supervisory or enforcement actions of government agencies; (10) the ability to attract and retain highly talented professionals; and (11) the ability of SuperGen to consummate the transaction with Astex and realize the benefits of such transaction.

SuperGen’s Annual Reports on Form 10-K and SuperGen’s subsequent reports filed with the SEC, accessible on the SEC’s website at www.sec.gov and on SuperGen’s website at www.supergen.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on our website is not part of this conference call transcript.

Additional Information and Where to Find It:

SuperGen plans to file with the SEC and furnish to its stockholders a proxy statement in connection with the proposed transaction, pursuant to which the Company would acquire Astex (the “Transaction”).  The proxy statement will contain important information about the proposed Transaction and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE.  Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov.  In addition, investors and stockholders will be able to obtain free copies of the proxy statement from the Company by contacting Investor Relations by telephone or by going to the Company’s corporate website at www.supergen.com (click on “SEC Filings”) or by going to a new website www.astex-supergen.com.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed Transaction.  Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above.  Additional information regarding these directors and executive officers is also included in the Company’s proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2010. This document is available free of charge as described in the preceding paragraph.